Name of Registrant:
Templeton Growth Fund, Inc.

File No. 811-03143

Exhibit Item No. 77C Matter Submitted to a Vote of Security Holders

I. The Board of Trustees of Templeton Growth Fund, Inc.
(the "Trust"), on behalf of Growth Fund (the "Fund"), a series of the Trust, called a Special Meeting of Shareholders of the Fund (the "Meeting"), and was held at the offices of Franklin Templeton Investments, One Franklin Parkway, San Mateo, California 94403-1906 on October 30, 2017, adjourned on December 15, 2017 and reconvened on December 29, 2017 at 10:00 a.m., Pacific time.

During the Meeting, shareholders of the Fund voted on the following Proposals:

1.	To elect a Board of Trustees of the Trust.
2.	To approve amendments to certain fundamental restrictions.
3.	To approve the elimination of certain fundamental restrictions.
4.	To approve the use of a "manager of managers" structure
whereby the Fund's
investment manager would be able to hire and replace subadvisers without shareholder approval.

The results of the voting at the Special Shareholder Meeting are as follows:

Proposal 1.  The election of Board of Trustees for the Trust:


                          	      	  % For of
                                 % Voted Outstanding
                         For      For    Shares      Withhold

Harris J. Ashton    324,889,965  95.37%   50.74%    15,770,249
Ann Torre Bates	    325,453,533  95.54%   50.83%    15,207,014
Mary C. Choksi	    325,443,517  95.53%   50.83%    15,217,030
Edith E. Holiday    325,307,144  95.49%   50.81%    15,353,403
Gregory E. Johnson  325,391,501  95.52%   50.82%    15,269,046
Rupert H.Johnson,Jr.325,136,853  95.44%   50.78%    15,523,694
J. Michael Luttig   325,190,132  95.46%   50.79%    15,470,416
David W. Niemiec    325,060,952  95.42%   50.77%    15,599,596
Larry D. Thompson   325,088,268  95.43%   50.77%    15,572,279
Constantine D.
Tseretopoulos	    325,469,117  95.54%   50.83%    15,191,431
Robert E. Wade	    325,020,134  95.41%   50.76%    15,640,414


                      % Voted 	% Withhold of
		      Withhold    Outstanding
		                   Shares

Harris J. Ashton	4.63%       2.46%
Ann Torre Bates	        4.46%	    2.38%
Mary C. Choksi	        4.47%	    2.38%
Edith E. Holiday	4.51%	    2.40%
Gregory E. Johnson	4.48%	    2.38%
Rupert H. Johnson, Jr.	4.56%	    2.42%
J. Michael Luttig	4.54%	    2.42%
David W. Niemiec	4.58%	    2.44%
Larry D. Thompson	4.57%	    2.43%
Constantine D.
Tseretopoulos	        4.46%	    2.37%
Robert E. Wade	        4.59%	    2.44%


Proposal 2. To approve amendments to certain fundamental restrictions.
		               	         % For of
                               % Voted  Outstanding	% Voted    Against
	          For		 For    Shares Against

2a. Borrowing	245,361,608	72.03%	  38.32%	13,156,302  3.86%
2b. Lending	245,873,254	72.18%	  38.40%	12,603,592  3.70%
2c. Real Estate	246,206,955	72.27%	  38.45%	12,400,607  3.64%
2d. Commodities	245,724,528	72.13%	  38.38%	12,650,144  3.71%
2e. Senior
    Securities	245,533,502	72.08%	  38.35%        12,705,545  3.73%


			     % Voted  Broker 	  % Broker   Passed
		 Abstain     Abstain  Non-Vote    Non-Vote  (Y or N)

2a. Borrowing	39,334,312   11.55%   42,807,991   12.57%      Y
2b. Lending	39,375,374   11.56%   42,807,991   12.57%      Y
2c. Real Estate	39,244,661   11.52%   42,807,991   12.57%      Y
2d. Commodities	39,477,551   11.59%   42,807,991   12.57%      Y
2e. Senior
    Securities	39,613,175   11.63%   42,807,991   12.57%      Y



Proposal 3. To approve the elimination of certain fundamental restrictions.

		                           % For of    	       % Voted
	                  For     % Voted Outstanding          Against
				      For  Shares   Against

3a.Hypothecating Assets 243,287,509 71.42%  38.00%  14,663,393  4.30%
3b.Investing in Options 243,043,145 71.34%  37.96%  15,543,100  4.56%
3c.Investment Companies 244,999,591 71.92%  38.26%  13,415,257  3.94%
3d.Oil & Gas Programs	246,258,300 72.29%  38.46%  12,394,313  3.64%
3e.Letter Stocks	243,074,579 71.35%  37.96%  14,209,656  4.17%

	                   Abstain   % Voted   Broker 	% Broker  Passed
				     Abstain   Non-Vote Non-Vote (Y or N)

3a. Hypothecating Assets  39,901,317  11.71%  42,807,991 12.57%    Y
3b. Investing in Options  39,265,970  11.53%  42,807,991 12.57%    Y
3c. Investment Companies  39,437,370  11.58%  42,807,991 12.57%    Y
3d. Oil & Gas Programs	  39,199,610  11.51%  42,807,991 12.57%    Y
3e. Letter Stocks	  40,567,986  11.91%  42,807,991 12.57%    Y


Proposal 4. To approve the use of a "manager of managers" structure.




	      % Voted	 % For of
    For         For     Outstanding  Against    % Voted
                          Shares                 Against

245,817,062   72.16%	  38.39%    13,076,093    3.84%

             % Voted   Broker 	 % Broker   Passed
 Abstain     Abstain  Non-Vote   Non-Vote  (Y or N)

38,959,066    11.44%  42,807,991  12.57%      Y